Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT
FILINGS

I, John R. Potapchuk, state and attest that:

1.             To the best of my knowledge, based upon a review of the covered reports of Gentiva Health Services, Inc. (the "Company"), and, except as corrected or supplemented in a subsequent covered report:

  covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.             I have reviewed the contents of this statement with the Company's Audit Committee.

3.             In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  10-K for the fiscal year ended December 30, 2001
  10-K/A for the fiscal year ended December 30, 2001
  10-Q for the quarterly period ended March 31, 2002
  Statement for Special Meeting of June 12, 2002, filed May 10, 2002
  Statement of Annual Meeting of June 28, 2002, filed May 31, 2002
  8-K filed June 21, 2002
  8-K filed June 28, 2002
/s/ John R. Potapchuk John R. Potapchuk Chief Financial Officer
Subscribed and sworn to before me this 7th day of August, 2002. /s/ Kevin Marrazzo Notary Public My Commission Expires: July 31, 2005